Mining Services International
                                   Exhibit 21

                              List of Subsidiaries
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                         Name of Subsidiary                                                 Ownership %
                         ------------------                                                 -----------


Nevada Chemicals, Inc., a Nevada Corporation                                                    100%

o Cyanco, unincorporated joint venture of Nevada Chemicals, Inc., (50% owned)

MSI International Holding Company, LTR, a Grand Cayman company                                  100%

o         Turon-MSI Ltd., an Uzbekistan limited liability company (51% owned)

o         West Africa Chemicals Limited, a Mauritius company (50% owned)

          ---- West Coast Explosives Ltd., a Ghanaian company, a wholly owned subsidiary of West Africa Chemicals Limited

Central Asia Chemicals Limited (previously Turon-MSI Ltd.) a Grand Cayman company               100%

Cayman Mining Services Limited, a Grand Cayman company                                          50%

o Suministros y Servicios Mineros de Colombia, Ltda., a Colombian limited liability company, a 99.999% subsidiary of Cayman Mining Services Ltd.

o Mining Capital Resources Ltd., a Grand Cayman company, a wholly owned subsidiary of Cayman Mining Services Limited

MSI Russia Ltd., a Nevada limited liability company                                             100%

o Eastern Mining Services Ltd., a Russian limited liability company, a 50% owned subsidiary of MSI Russia Ltd.,

O'Brien Design Associates, Inc., a Delaware Corporation                                         100%

Green Mountain Explosives, Inc., a Maine Corporation                                            100%

Tennessee Blasting Services, L.L.C.,  A Utah limited liability company                          51%


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